UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 30, 2018

Tesla, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On July 30, 2018, Tesla, Inc. (the “Company”) announced that Dave Morton will become its Chief Accounting Officer, commencing on August 6, 2018. Mr. Morton, 46, will join the Company from Seagate Technology PLC, a global provider of data storage technology and solutions, where he most recently served as Executive Vice President and Chief Financial Officer.

Mr. Morton will have an annual base salary of $350,000 and will receive a $10 million new hire equity grant (in the form of restricted stock units or stock options, or a combination thereof), which will be granted and will vest over four years in accordance with the Company’s standard equity policies. Mr. Morton will also be eligible to participate in the compensation and benefit programs generally available to the Company’s employees. His employment has no specified term and will be on an at-will basis.

On July 30, 2018, the Company published a post on its website blog regarding the appointment of Mr. Morton as Chief Accounting Officer, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.Description

99.1	Blog Post of Tesla, Inc. dated July 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA, INC.

By:	/s/ Todd A. Maron
Todd A. Maron General Counsel

Date: July 30, 2018